UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28,2013

GOLIATH FILM AND MEDIA HOLDINGS
(Exact name of registrant as specified in its charter)

CHINA ADVANCED TECHNOLOGY
(Former name)

NEVADA
(State or other (jurisdiction)of incorporation)

0-18945	84-1055077
(Commission File Number)	(IRS Employer Identification No.)

640 S. San Vicente Blvd., Fifth Floor, Los Angeles, California 90048
(Address of principal executive offices and zip code)

(303)- 88s-s501
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfu the filing obligation of registrant under any of the following provisions:

[ ] (Written)(communications pursuant)(to Rule)(425 under)(the)Securities Act (17 CFR 230.425)

[ ] (Soliciting)(material pursuant)(to)(Rule)(l4a-12(b)under the Exchange Act ( I 7 CFR 240. 1 4a- 1 2(b))

[ ] (Pre-commencement)(communications)(pursuant)to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] (Pre-commencement)communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendment to Articles of Incorporation.

On February 26, 2Ol3,Goliath Film and Media Holdings filed a Certificate of i{mendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Nevada (the "Amendment") to increase the number of authorized common shares from 149 million to 500 million, effective at 5:00 p.m., Pacific Time, on February 26,2013.

On February 26,2013, through resolutions adopted by unanimous written consent of the board of directors of Goliath Film and Media Holdings approved the increase of authorized common shares from 149 million to 500 million common shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
3. 1	Certificate of Amendment of Goliath Film and Media Holdings, Restated Article of Incorporation (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalfby the undersigned thereunto duly authorized.

Date: February 28, 2013

GOLIATH FILM AND MEDIA HOLDINGS

By: /s/ Lamont Robelts
Name: Lamont Robelts
Title: Chief Executive Officer